Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the MarineMax, Inc. 2008 Employee Stock Purchase Plan of our reports dated December 15, 2008, with respect to the consolidated financial statements of MarineMax, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2008, and the effectiveness of internal control over financial reporting of MarineMax, Inc., filed with the Securities and Exchange Commission.

Tampa, Florida	/s/ ERNST & YOUNG
December 18, 2008